AGREEMENT

     AGREEMENT by and between Java Express, Inc. a Nevada Corporation and Kirch Communications, Inc., a Utah Corporation and Ms. Stephanie Harnicher, an individual.

     In exchange for Kirch Communications, Inc. and Stephanie Harnicher agreement to retire the following convertible notes listed below:

1.    Kirch Communications, Inc. for the sum of       $   8,435.00
2.    Kirch Communications, Inc. for the sum of       $   4,500.00
3.    Ms. Stephanie Harnicher for the sum of          $  10,000.00

     Java Express hereby agrees to sale, convey and otherwise transfer to Kirch Communications, Inc. and Ms. Stephanie Harnicher all interest in the following assets:

1   Eight-item Multi Compartment Steamer     2 Expresso Grinders
2   Multiple Adjustment Coffee Grinders      3 Vita Mix Professional Blenders
1   Stainless Steel Coffee Cart         1 Three-head Espresso Machine
2   Glass Refrigeration Units           3 Frozen Ice Drink Machines
1   Storage Unit                        1 Sofa Table
1   Mirror                              1 Kiosk
2   Computer desks with bookcase tops   1 Computer
1   72" Executive Desk                  1   72" Executive Credenza
1   Stainless Steel Preparation Station
    with Multiple Sinks

Miscellaneous office furniture

15,242 shares of IMNL Common Stock


IN WITNESS WHEREOF

Effective this 21 day of June, 2004.


    /s/ Lance Musicant
By:_________________________________________
        President, Java Express, Inc.


    /s/ John Chris Kirch
By:__________________________________________
        President, Kirch Communications, Inc.


    /s/ Shephanie Harnicher
   ___________________________________________
        Ms. Stephanie Harnicher, Individually